                                                                    EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of Johnson & Johnson of our report dated February 7, 2001 (except for the last sentence of Note 1 and Note 18(b), as to which the date is March 28, 2001) included in Inverness Medical Technology, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 8, 2001